Exhibit 10.3

EXECUTION DRAFT

FIRST AMENDMENT TO

REVOLVING CREDIT AND SECURITY AGREEMENT

This First Amendment to Revolving Credit and Security Agreement (“Amendment”) is made as of the 13th day of September, 2012 by and among UniTek Global Services, Inc., a corporation organized under the laws of the State of Delaware (“UniTek Parent”), UniTek Acquisition, Inc., a corporation organized under the laws of the State of Delaware (“UniTek Acquisition”) , NexLink Global Services, Inc., formerly known as BCI Communications, Inc., a corporation organized under the laws of the State of Delaware (“NexLink”), UniTek USA, LLC, a limited liability company organized under the laws of the State of Delaware (“UniTek USA”), Advanced Communications USA, Inc., a corporation organized under the laws of the State of Delaware (“Advanced Communications”), DirectSat USA, LLC, a limited liability company organized under the laws of the State of Delaware (“DirectSat”), FTS USA, LLC, a limited liability company organized under the laws of the State of Delaware (“FTS”) (UniTek Parent, UniTek Acquisition, NexLink, UniTek USA, Advanced Communication, DirectSat, FTS and each Person joined thereto as a borrower from time to time, collectively, the “Borrowers”, and each a “Borrower”), the financial institutions which are now a party to the Loan Agreement (as defined below) as lenders (collectively, the “Lenders” and individually a “Lender”) and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as agent for Lenders (PNC, in such capacity, the “Agent”).

BACKGROUND

A. Borrowers, Agent and Lenders entered into a certain Revolving Credit and Security Agreement dated April 15, 2011 (as it may heretofore have been and hereafter be amended, modified, renewed, extended, restated, replaced or substituted from time to time, the “Loan Agreement”), pursuant to which Agent and Lenders established certain financing arrangements with Borrowers. All capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement.

B. Borrowers have advised Agent and Lenders that Borrowers wish for DirectSat to purchase substantially all of the assets of SkyLink, Ltd., an Ohio limited liability company (“SkyLink”), used in SkyLink’s business of video, internet and multi-dwelling unit fulfillment/installation for satellite television companies (such business, the “SkyLink Acquired Business”, and such assets, collectively, excluding any “Excluded Assets” (as defined in the SkyLink APA referenced below), the “SkyLink Acquired Assets”) and to assume those certain “Assumed Liabilities” (as defined in the SkyLink APA referenced below) related to the SkyLink Acquired Business and the SkyLink Acquired Assets (the “SkyLink Acquired Liabilities”) pursuant to and on the terms described in that certain Asset Purchase Agreement to be dated on or about the date hereof (as amendment, modified or supplemented, the “SkyLink APA”) among UniTek Parent, DirectSat as “Purchaser” and SkyLink and Mr. John Larbus, the sole member of SkyLink as “Sellers”; such purchase by DirectSat of the SkyLink Business and the SkyLink Acquired Assets and assumption by SkyLink of the SkyLink Acquired Liabilities on such terms and conditions are referred to herein collectively as the “SkyLink Acquisition”.

C. Borrowers have further advised Agent and Lenders that the SkyLink Acquisition would not qualify as a Permitted Acquisition under the Loan Agreement because, after giving effect to such SkyLink Acquisition, Borrowers would not have the Undrawn Availability and ten day average Undrawn Availability required by clause (a) of the definition of Permitted Acquisitions.

D. Borrowers have requested that Agent and Lenders (i) give their consent to a waiver of the requirements of clause (a) of the definition of Permitted Acquisitions with respect to the SkyLink Acquisition and (ii) agree to amend the definition of Letter of Credit Sublimit to increase the amount of availability for Letters of Credit under the Loan Agreement from $25,000,000 to $35,000,000, and Agent and Lenders in their sole discretion have agreed to such requests on the terms and subject to the conditions set forth herein.

TERMS AND CONDITIONS

NOW, THEREFORE, with the foregoing Background incorporated by reference and made a part hereof and intending to be legally bound, the parties agree as follows:

1. Consent to SkyLink Acquisition. Effective upon the effectiveness of this Amendment as provided for in Section 4 hereof, Agent and Lenders hereby waive and give their consent to a waiver of the conditions and requirements of clause (a) of the definition of Permitted Acquisitions with respect to the SkyLink Acquisition and agree that the SkyLink Acquisition may be closed and consummated by DirectSat as a Permitted Acquisition and that SkyLink Acquisition shall be considered a Permitted Acquisition for all purposes under the Loan Agreement and the Other Documents, but only subject to and on the conditions that:

(i) the SkyLink Acquisition and DirectSat’s consummation thereof shall fully satisfy and comply with all the other conditions and requirements of the definition of Permitted Acquisitions other than the conditions and requirements of clause (a) of such definition (and, without limiting the generality of the foregoing, the waiver and consent in this Section 1 are subject to the requirements that Borrower shall deliver to Agent (x) evidence that the “positive EBITDA” requirements of clause (d) of the definition of Permitted Acquisition have been satisfied and (y) the Compliance Statement (showing pro forma compliance with the Permitted Acquisitions Leverage Ratio Requirement), pro forma balance sheet and pro form financial statements of Borrowers and historical financial statements of SkyLink required by clause (h) of the definition of Permitted Acquisitions);

(ii) all of the cash consideration and purchase price paid by any Borrower under the SkyLink APA on the closing date of the SkyLink Acquisition shall be paid with the proceeds of additional Term Debt Indebtedness incurred pursuant to the “Incremental Term Facility” (as defined and provided for in the Term Debt Credit Agreement) in accordance with clause (iv) of Section 7.8 of the Loan Agreement and none of such cash consideration and purchase price paid on such initial closing date shall be funded with the proceeds of any Revolving Advance;

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(iii) the final terms and conditions of the SkyLink Acquisition shall not differ in any way that is materially adverse to the interest of Borrowers or of Agent and Lender from the terms and conditions for the SkyLink Acquisition set forth in the drafts of the SkyLink APA and the Exhibits thereto most recently provided to Agent and Lenders by Borrowers for review on or prior to the date of this Amendment; and

(iv) Without limiting the generality of the provisions of the final paragraph of the definition of Permitted Acquisitions, none of the SkyLink Acquired Assets shall be included in the Formula Amount until such time as Agent shall have completed and/or received such field audits and examinations and appraisals with respect to such SkyLink Acquired Assets as Agent may require.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended and modified in the following manner:

(A) Amendment to Increase Letter of Credit Sublimit. Effective upon the effectiveness of this Amendment as provided for in Section 4 hereof, the definition of “Letter of Credit Sublimit” set forth in Section 1.2 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Letter of Credit Sublimit” shall mean $35,000,000.

(B) Amendment to Restate Schedule 4.5. Effective upon the closing and consummation of the SkyLink Acquisition in accordance with the terms of Section 1 of this Amendment, Schedule 4.5 to the Loan Agreement is hereby replaced by the amended and restated Schedule 4.5 attached to this Amendment as Exhibit A hereto.

3. Amendment and Consent Fee. As consideration for the agreements of the Agent and Lenders concerning the amendments to and consents and waivers regarding the Loan Agreement provided for herein, Borrowers shall pay to Agent for the ratable benefit of Lenders an amendment and consent fee in the amount of $50,000 (the “Amendment Fee”), which Amendment Fee shall be due and payable and fully-earned and non-refundable on the date of this Amendment.

4. Effectiveness Conditions. This Amendment shall be effective upon satisfaction of the following conditions:

(A) Execution and delivery of this Amendment by each party hereto; and

(B) Payment by Borrowers of (i) the Amendment Fee and (ii) all costs and expenses (including without limitation any and all legal fees and expenses) incurred by Agent in the negotiation, preparation and execution of this Amendment (collectively, the “Amendment Fees and Expenses”). Borrowers hereby authorize the Agent to charge the Borrowers’ Account with the amount of all such Amendment Fees and Expenses in satisfaction thereof, and hereby requests and authorizes that Lenders make one or more Revolving Advance(s) consisting of Domestic Rate Loan(s) on or after the date hereof in an aggregate amount equal to the total amount of all such Amendment Fees and Expenses, and that Agent disburse the proceeds of such Revolving Advance(s) in satisfaction thereof.

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5. Representations and Warranties. Each Borrower represents and warrants to Agent and Lenders that as of the date hereof:

(A) Each of the representations and warranties made by any Borrower in or pursuant to this Agreement, the Other Documents and any related agreements to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement, the Other Documents or any related agreement is true and correct in all respects on and as of the date hereof (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date, in which case such representation or warranty was true and correct in all respects on such date).

(B) Each Borrower has full power, authority and legal right to enter into this Amendment and to perform all its respective undertakings, agreements, covenants and Obligations hereunder and under the Loan Agreement and Other Documents as amended hereby. This Amendment has been duly executed and delivered by each Borrower, and this Amendment constitutes the legal, valid and binding obligations of such Borrower enforceable in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors’ rights generally. The execution, delivery by each Borrower of this Amendment and the performance by such Borrower of all its respective undertakings, agreements, covenants and Obligations hereunder and under the Loan Agreement and Other Documents as amended hereby: (i) are within such Borrower’s corporate or limited liability company powers, as applicable, have been duly authorized by all necessary corporate or company action, as applicable, are not in contravention of law or the terms of such Borrower’s Organizational Documents or to the conduct of such Borrower’s business or of any material agreement or undertaking to which such Borrower is a party or by which such Borrower is bound, including the Term Debt Documents, (ii) will not conflict with or violate any law or regulation, or any judgment, order or decree of any Governmental Body, (iii) will not require the Consent of any Governmental Body or any other Person, and (iv) will not conflict with, nor result in any breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of Borrowers under the provisions of any Organizational Documents, agreement, instrument, or other instrument to which such Borrower is a party or by which it or its property is a party or by which it may be bound, including under the provisions of the Term Debt Documents.

(C) No Default or Event of Default exists under the Loan Agreement and Other Documents either prior to or after giving effect to this Amendment.

(D) After giving effect to the closing and consummation of the SkyLink Acquisition, no Default or Event of Default exists under the Loan Agreement and Other Documents, and without limiting the generality of the foregoing, Borrowers will be in compliance with the provisions of Sections 7.2 and 7.8 of the Loan Agreement.

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(E) The name, office and signature of the officer(s) of each entity signing this Amendment have previously or contemporaneously herewith been certified to Agent in the incumbency and signature certificates of such entity heretofore delivered to Agent.

6. Collateral. To secure the prompt payment and performance of the Obligations to Agent and each Lender and each other holder of any of the Obligations, and taking into account the amendments to the Loan Agreement and Other Documents provided for herein, each Borrower reconfirms and restates its assignment, pledge and grant under the Loan Agreement and the Other Documents to Agent for its benefit and for the ratable benefit of each Lender and each other holder of the Obligations of a continuing security interest in and to all its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located. Each Borrower hereby confirms and agrees that all security interests and Liens granted under the Loan Agreement and Other Documents to Agent continue in full force and effect and shall continue to secure the Obligations. Each Borrower hereby represents that as of the date hereof, Borrowers do not hold any right, title or interest in or to any Commercial Tort Claim not previously disclosed to Agent in writing with specificity and designated as a Commercial Tort Claim. All Collateral remains free and clear of any Liens other than Permitted Encumbrances. Nothing herein contained is intended to impair or limit in any manner the validity, priority and extent of Agent’s existing security interest in and Liens upon the Collateral.

7. Ratification of Loan Documents. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and Other Documents are hereby ratified and confirmed and continue unchanged and in full force and effect. All references to the Loan Agreement shall mean the Loan Agreement as modified by this Amendment. Borrowers hereby acknowledge and agree it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by Borrowers under or in connection with this Amendment shall have been untrue, false or misleading in any material respect when made, or (ii) Borrowers shall fail to perform or observe any term, covenant or agreement contained in this Amendment.

8. Confirmation of Indebtedness and Release. Borrowers hereby acknowledge and confirm that all Obligations (whether representing outstanding principal, accrued and unpaid interest, accrued and unpaid fees or any other Obligations of any kind or nature) currently owing by Borrowers under the Loan Agreement and the Other Documents, as reflected in the books and records of Agent and Lenders as of the date hereof, are unconditionally owing from and payable by Borrowers, and Borrowers are jointly and severally indebted to Agent and Lenders with respect thereto, all without any set-off, deduction, counterclaim or defense. Each Borrower acknowledges and agrees that it has no actual or potential claim or cause of action against Agent or any Lender relating to the Loan Agreement or any Other Document and/or the Obligations arising thereunder or related thereto, in any such case arising on or before the date hereof. As further consideration for the amendments, consents and/or waivers set forth herein, each Borrower hereby waives and releases and forever discharges Agent and each Lender, and the respective past, present and future officers, directors, attorneys, agents, professionals and employees of Agent and each Lender (all collectively the “Released Parties”) from any and all claims, demands, actions, counterclaims and causes of action of any kind or nature whatsoever, whether arising at law or in equity, that any Borrower may now or hereafter have against any one or more of the Released Parties (and from any and all liability of any Released Party for any such claims, counterclaims and causes of action, including any such claims, counterclaims and causes of action for damages, losses or expenses of any kind) arising out of or relating to (i) the Loan Agreement, (ii) the Other Documents (including this Amendment and any documents, agreements being executed in connection herewith), (iii) any and all Revolving Advances made or Letters of Credit issued through the date hereof and/or any other Obligations heretofore arising and/or now outstanding under the Loan Agreement or any Other Document, (iv) any transactions related to any of the foregoing or contemplated by the Loan Agreement or any Other Document (including this Amendment and any documents, agreements being executed in connection herewith) and/or (v) any other action (or failure to act) taken (or, as applicable, not taken or taken only after any delay or satisfaction of any conditions) by any of the Released Parties in connection with any of the foregoing or as contemplated by the Loan Agreement or any Other Document or in connection with the negotiation or administration of the Loan Agreement and the other Loan Documents (including this Amendment and any documents, agreements being executed in connection herewith) and the credit facilities made available to Borrower thereunder, in each case to the extent such claims, demands, actions, counterclaims and causes of action arise out of events or circumstances that occurred or existed, or which are occurring and/or existing, on or prior to the date hereof.

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9. Governing Law; Other Provisions. This Amendment, and all matters relating hereto and arising herefrom (whether arising under contract law, tort law or otherwise), shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York. The provisions of Section 16.1 of the Loan Agreement (regarding agreements concerning, consents to and waivers concerning jurisdiction, venue and service of process), Section 16.5 of the Loan Agreement (regarding indemnities), Section 16.9 of the Loan Agreement (regarding expenses), Section 16.10 of the Loan Agreement (regarding injunctive relief) and Section 12 of the Loan Agreement (regarding waivers (including the waiver of the right to jury trial)) are hereby incorporated by reference. If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.

10. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same respective agreement. Signature by facsimile or electronic image (including PDF) delivered by email shall bind the parties hereto.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of Borrowers, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights or obligations under this Amendment or the Loan Agreement without the prior written consent of Agent and each Lender.

[SIGNATURES ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

BORROWERS:

UNITEK GLOBAL SERVICES, INC.

By:	/s/ Ronald J. Lejman
Name:	Ronald J. Lejman
Title:	Chief Financial Officer

UniTek Acquisition, Inc.
NexLink global services, Inc.
UniTek USA, LLC
Advanced Communications USA, Inc.
DirectSat USA, LLC
FTS USA, LLC

By:	/s/ Ronald J. Lejman
Name:	Ronald J. Lejman
Title:	Treasurer

[Signature Page to First Amendment to PNC/UniTek Loan Agreement]

AGENT and LENDERS:

PNC BANK, NATIONAL ASSOCIATION, as Revolving Lender and as Agent

By:	/s/ Glenn D. Kreutzer
Name:	Glenn D. Kreutzer
Title:	Vice President

RBS Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of RBS Citizens, N.A., as Revolving Lender

By:	/s/ Kenneth Wales
Name:	Kenneth Wales
Title:	Vice President

TriState Capital Bank, as Revolving Lender

By:	/s/ Mark W. Torie
Name:	Mark W. Torie
Title:	Senior Vice President

[Signature Page to First Amendment to PNC/UniTek Loan Agreement]

EXHIBIT A TO FIRST AMENDMENT

AMENDED AND RESTATED SCHEDULE 4.5 TO LOAN AGREEMENT

Schedule 4.5

Equipment and Inventory Locations; Place of Business, Chief Executive Office, Real Property

Mailing Address	County	State	Leased/ Owned	Chief Executive Office	Inventory
1777 Sentry Parkway Blue Bell	Montgomery	PA	Leased	UniTek Global Services, Inc. UniTek Acquisition, Inc. BCI Communications, Inc. UniTek USA, LLC Advanced Communications USA, Inc.
479 Shoemaker Road King of Prussia	Montgomery	PA	Leased	DirectSat USA, LLC
5068 W. Plano Parkway Plano	Collin	TX	Leased	FTS USA, LLC
3687 Nashua Drive Mississauga	N/A	Ontario (CN)	Leased	Wirecomm Systems (2008), Inc. UniTek Canada Inc.
2025 Chemical Road Plymouth Meeting	Montgomery	PA	Leased
501 W Southern Orange	Orange	CA	Leased
1122 Sam Newell Road Matthews	Mecklenberg	NC	Leased		Consigned Inventory
743 Passaic Avenue Clifton	Passaic	NJ	Leased		Consigned Inventory
8300 Stayton Drive Jessup	Arundel	MD	Leased		Consigned Inventory
2580 N. Powerline Road Pompano Beach	Broward	FL	Leased		Consigned Inventory
2405 South Industrial Park Avenue Tempe	Maricopa	AR	Leased		Consigned Inventory
15030 Highway 99 Lynwood	Snohomish	WA	Leased		Consigned Inventory
4550 Copper Sage Street Las Vegas	Clark	NV	Leased		Consigned Inventory

Mailing Address	County	State	Leased/ Owned	Chief Executive Office	Inventory
1100 Taylor's Lane Cinnaminson	Burlington	NJ	Leased		Consigned Inventory
95 Ryan Drive Raynham	Bristol	MA	Leased		Consigned Inventory
108 North East Street Woodland	Yolo	CA	Leased		Consigned Inventory
1203 Commerce Street Woodland	Yolo	CA	Leased		Consigned Inventory
14270 Albers Way Chino	San Bernadino	CA	Leased		Consigned Inventory
1433 W. Fullerton Avenue Addison	DuPage	IL	Leased		Consigned Inventory
5417 Bandera Road San Antonio	Bexar	TX	Leased		Consigned Inventory
1145 West Main St. Arlington	Tarrant	TX	Owned		Consigned Inventory
3914 Murphy Canyon Road San Diego	San Diego	CA	Leased		Consigned Inventory
270 Market Street Saddle Brook	Bergen	NJ	Leased		Consigned Inventory
7910 Ulmerton Road Largo	Pinellas	FL	Leased		Consigned Equipment
2406 Lena Road Bradenton	Manatee	FL	Leased		Consigned Equipment
3049 6th Street South Saint Petersburg	Pinellas	FL	Leased		Consigned Equipment
8930 Maislin Drive Tampa	Hillsborough	FL	Leased		Consigned Equipment
8331 Hoyle Ave Dallas	Dallas	TX	Leased		Consigned Equipment
3105 N. 90th Street Omaha	Douglas	NE	Leased		Consigned Equipment
8901 Jameel Road Houston	Harris	TX	Leased		Consigned Equipment
2808 Oregon Court Torrance	Los Angeles	CA	Leased		Consigned Equipment

Mailing Address	County	State	Leased/ Owned	Chief Executive Office	Inventory
2309 Springlake Road Farmers Branch	Dallas	TX	Leased		Consigned Equipment
3520 Progress Drive Bensalem	Bucks	PA	Leased		Consigned Equipment
50 2nd Ave. Collegeville	Montgomery	PA	Leased		Consigned Equipment
3845 Ridge Pike	Montgomery	PA	Leased		Consigned Equipment
5589-B Guinea Rd Fairfax	(Independent)	VA	Leased		Consigned Equipment
12400 Kiln Court Beltsville	Prince George	MD	Leased
2760 Crain Highway Waldorf	Charles	MD	Leased
525 SW Blvd Landisville	Atlantic	NJ	Leased
109 Rogers Rd, Wilmington	New Castle	DE	Leased
7300 N. Crescent Blvd. Pennsauken	Camden	NJ	Leased
22 South Commerce Way Bethlehem	Northhampton	PA	Leased
13-B Skyview Circle Verona	Augusta	VA	Leased
1226 Trapper Circle Roanoke	(Independent)	VA	Leased
22920 US HWY 29 Chatham	Pittsylvania	VA	Leased
265 Brush Mountain Altoona	Blair	PA	Leased
1351 Eisenhower Blvd Harrisburg	Dauphin	PA	Leased
200 Seco Road Monroeville	Allegheny	PA	Leased
2043 West 12th Street Erie	Erie	PA	Leased
45 Route 46/Chapin Road Building 26 Pine Brook	Morris	NJ	Leased

Mailing Address	County	State	Leased/ Owned	Chief Executive Office	Inventory
2500 Main Street Sayreville	Middlesex	NJ	Leased
428 BattleField Blvd North - SafeGuard Storage Chesapeake	(Independent)	VA	Leased
Premier Self Storage - 125 Grace Church Rd. Salisbury	Rowan	NC	Leased
2842 Progress Rd, Madison	Dane	WI	Leased
7208 Synergy Court Weston	Clark	WI	Leased
581 Woodcreek Drive Bolingbrook	Will	IL	Leased
2911/2915 Gary Dr Plymouth	Marshall	IN	Leased
2658 Corporate Parkway Algonquin	McHenry	IL	Leased
9951 W. 190th Street Mokena Crossings	Will	IL	Leased
883 Cambridge Drive Elk Grove Village	Cook	IL	Leased
1050 Glory Road Green Bay	Green Bay	WI	Leased
7701 N. 67th Street Milwaukee	Milwaukee	WI	Leased
408 Red Cedar Street Menomonie	Dunn	WI	Leased
524 1/2 Front Street Claremont	Claremont	MN	Leased
1284 Corporate Center Drive Eagon	Dakota	MN	Leased
3653 Quail Road Sauk Rapids	Benton	MN	Leased
212 John Avenue Superior	Douglas	WI	Leased

Mailing Address	County	State	Leased/ Owned	Chief Executive Office	Inventory
25 Andrews Drive West Patterson	Passaic	NJ	Leased		Consigned Inventory
233/245 S. 4th Avenue Mount Vernon	Westchester	NY	Leased		Consigned Inventory
200 Finn Court Farmingdale	Nassau	NY	Leased		Consigned Inventory
1253 New Market Ave, Front Building South Plains	Middlesex	NJ	Leased		Consigned Inventory
718 Myatt Center Ln Madison	Davidson	TN	Leased		Consigned Inventory
1625 Shepard Rd. Chattanooga	Hamilton	TN	Leased		Consigned Inventory
199 Ben Burton Circle Bogart	Oconee	GA	Leased		Consigned Inventory
1535 B Cedar Shoals Athens	Clarke	GA	Leased		Consigned Inventory
4316 Mundy Mill Road Oakwood	Hall	GA	Leased		Consigned Inventory
7171 Latham Ct Richland Hills	Tarrant	TX	Leased		Consigned Inventory
13350 Euless Street Euless	Tarrant	TX	Leased		Consigned Inventory
121 Rear West Dudley Town Road Bloomfield	Hartford	CT	Leased		Consigned Inventory
39 Ragged Rock Road Old Saybrook	Middlesex	CT	Leased		Consigned Inventory
801 North Main Street Extension Wallingford	New Haven	CT	Leased		Consigned Inventory
1215 Meridan Road - Build #2 Wolcott	New Haven	CT	Leased		Consigned Inventory
33 Gamache Lane N Windham	Windham	CT	Leased		Consigned Inventory
34 Sanrico Drive Manchester	Hartford	CT	Leased		Consigned Inventory
734 US Route 4 East Rutland	Rutland	VT	Leased		Consigned Inventory

Mailing Address	County	State	Leased/ Owned	Chief Executive Office	Inventory
3895 Vantech Dr Memphis	Shelby	TN	Leased		Consigned Inventory
4243 Pidgeon Roost Road - Lots 7/8/9 Memphis	Shelby	TN	Leased		Consigned Inventory
#1404-5001 Cypress Creek Ave E Tuscaloosa	Tuscaloosa	AL	Leased		Consigned Inventory
2517-29th Street Tuscaloosa	Tuscaloosa	AL	Leased		Consigned Inventory
4226 Domestic Avenue Naples	Collier	FL	Leased		Consigned Inventory
16020 Arbor View Blvd Naples	Collier	FL	Leased		Consigned Inventory
1725 Hearne Avenue Shreveport	Caddo Parish	LA	Leased		Consigned Inventory
10368 Wallace Alley Street	Kingsport	TN	Leased		Consigned Inventory
127 Peachtree Parkway Byron	Peach	GA	Leased		Consigned Inventory
Hunter's Run Apt.- 6001 Thomaston Rd Macon	Bibb	GA	Leased		Consigned Inventory
242 Enterprise Dr Houma	Terrebonne Parish	LA	Leased		Consigned Inventory
261 Sullivan & Kilrain Road Hattiesburg	Forrest	MS	Leased		Consigned Inventory
1826 - 24th Avenue Meridian	Lauderdale	MS	Leased		Consigned Inventory
3605 8th Ave SW Huntsville	Madison	AL	Leased		Consigned Inventory
3723 Harold St Little Rock	Pulaski	AR	Leased		Consigned Inventory
777 Holcombe Ave Mobile	Mobile	AL	Leased		Consigned Inventory
307 East North Blvd Leesburg	Lake	FL	Leased		Consigned Inventory

Mailing Address	County	State	Leased/ Owned	Chief Executive Office	Inventory
4502 Parkway Commerce Blvd Orlando	Orange	FL	Leased		Consigned Inventory
1050 N Eason Blvd. Tupelo	Lee	MS	Leased		Consigned Inventory
1511 Sarah Court Murfreesboro	Rutherford	TN	Leased		Consigned Inventory
127 Tampa Ave. E. Venice	Sarasota	FL	Leased		Consigned Inventory
3361 Belvedere Road West Palm Beach	Palm Beach	FL	Leased		Consigned Inventory
10719 Southern Blvd Royal Palm Beach	Palm Beach	FL	Leased		Consigned Inventory
15291 NW 60th Avenue Miami Lake	Dade	FL	Leased		Consigned Inventory
13780 SW 56th Street Miami	Dade	FL	Leased		Consigned Inventory
122 Sanders Drive Barrie	N/A	Ontario (CN)	Leased
#4-299 Applewood CRES Vaughan	N/A	Ontario (CN)	Leased
404 Rue Industrielle Beresford	N/A	New Brunswick (CN)	Leased
642 Rockwell Ave. Findlay		OH	Leased
201 Smith Rd. Culloden		WV	Leased
106 Pershing St. Berkley		WV	Leased
N. Locust St. Buckhannon		WV	Leased
601 A North Dixie Drive Dayton		OH	Leased
3402 Meyer Rd. Fort Wayne		IN	Leased
81 Steubenville Ave. Cambridge		OH	Leased

Mailing Address	County	State	Leased/ Owned	Chief Executive Office	Inventory
4100 Anson Drive Hilliard		OH	Leased
400 Ash Street Celina		OH	Leased